Exhibit 99.1
January 21, 2004

Lisa Capps
Investor Relations
WFS Financial
Phone: (949) 727-1002
Email: Investor_Relations@WFSFinancial.com

WFS Financial Reports Fourth Quarter and 2003 Year-End Results

•	Fourth quarter net income rose 59% to $28.6 million

•	Annual net income increased to a record $162 million for 2003

•	Earnings per share increased to a record $3.95 for 2003

•	Delinquencies improved 60 basis points to 2.90% year over year

•	Fourth quarter annualized credit losses improved 70 basis points to 2.64%

Irvine, CA: WFS Financial Inc (Nasdaq:WFSI) today reported that net income increased 59% to $28.6 million or $0.70 per diluted share for the three months ended December 31, 2003 compared with $18.0 million or $0.44 per diluted share for the same period a year ago. For all of 2003, net income increased to a record $162 million or $3.95 per diluted share compared with $82.1 million or $2.05 per diluted share for 2002.

“We achieved outstanding performance in 2003 by focusing on originating prime credit quality contracts and other initiatives to improve earnings. The success of this strategy is reflected in our improving credit quality which accelerated our earnings performance in the second half of the year,” said Tom Wolfe, CEO of WFS Financial. “Our earnings guidance for 2004 is net income of approximately $152 million or $3.70 per diluted share. This guidance assumes that we sell approximately $1.5 billion of automobile contracts.”

Automobile contract purchases totaled $1.4 billion for the fourth quarter of 2003, a 12% increase from the same period a year earlier. For all of 2003, automobile contract purchases rose 10% to $6.0 billion compared with $5.4 billion for 2002. As a result of higher contract originations, the Company’s portfolio of managed automobile contracts reached $10.6 billion at December 31, 2003, up from $9.4 billion a year earlier.

Annualized credit loss experience in the fourth quarter improved 70 basis points to 2.64% compared with 3.34% for the same period a year earlier. For the year, credit loss experience improved 17 basis points to 2.60% of average managed automobile contracts compared with 2.77% for 2002. The percentage of outstanding automobile contracts 30 days or more delinquent improved 60 basis points to 2.90% at December 31, 2003 compared with 3.50% a year ago.

Net interest income grew 11% to $148 million for the fourth quarter compared with $133 million for the same period a year earlier. Net interest margin was 5.82% for the fourth quarter compared with 5.85% for the same period a year ago. For the year, net interest income increased 28% to $602 million compared with $471 million for 2002. Net interest margin was 5.97% for all of 2003 compared with 6.27% for 2002. Net interest income increased as automobile contracts increased offset by narrower net interest margins as the Company continued to shift its portfolio to a higher percentage of prime credit quality automobile contracts.

Provision for credit losses totaled $69.6 million for the three months ended December 31, 2003 compared with $85.6 million for the same period a year earlier. For 2003, provision for credit losses totaled $234 million compared with $249 million for the same period a year ago. The decline in provision for credit losses is the result of lower chargeoff experience and the shift in the portfolio to more prime credit quality contracts. The allowance for credit losses as a percentage of owned automobile contracts outstanding was 2.8% at December 31, 2003 compared with 2.9% a year earlier.

Noninterest income increased 12% to $31.8 million for the three months ended December 31, 2003 compared with $28.3 million for the same period a year earlier. For 2003, total noninterest income, which includes cash gain on sale of contracts and other automobile servicing related fee income, increased 19% to $142 million compared with $119 million for 2002. The increase was primarily the result of an increase in the level of automobile contracts managed and WFS Financial selling $1.7 billion of automobile contracts to its parent for a cash gain. The Company expects to sell approximately $1.5 billion of automobile contracts again in the first quarter of 2004.

Noninterest expense was $62.7 million or 2.4% of average managed contracts for the three months ended December 31, 2003 compared with $52.3 million or 2.2% for the same period a year earlier. The increase in noninterest expense for the fourth quarter is primarily the result of higher salary related expenses. For 2003, noninterest expense totaled $241 million or 2.4% of average managed contracts compared with $213 million or 2.4% for 2002.

Earnings Conference Call

WFS Financial, along with its parent company, Westcorp, will host a conference call for analysts and investors at 9:00 a.m. (PST) on Thursday, January 22, 2004. As part of this conference call, the Company’s management will discuss further the earnings results for the quarter. For a live Internet broadcast of this conference call, please go to the Company’s web site at http://www.wfsfinancial.com to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

Westcorp is a financial services holding company whose principal subsidiaries are WFS Financial Inc and Western Financial Bank. Westcorp is a publicly owned company whose common stock is traded on the New York Stock Exchange under the symbol WES.

Westcorp, through its subsidiary, WFS Financial, is one of the nation’s largest independent automobile finance companies. WFS Financial specializes in originating, securitizing, and servicing new and pre-owned prime and non-prime credit quality automobile contracts through its nationwide relationships with automobile dealers. Information about WFS Financial can be found at its web site at http://www.wfsfinancial.com.

Westcorp, through its subsidiary, Western Financial Bank, operates 19 retail bank branches and provides commercial banking services in Southern California. Information on the products and services offered by the Bank can be found at its web site at http://www.wfb.com.

This press release contains forward-looking statements within the meaning of Section of 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act, as amended. Forward-looking statements are identified by use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” and similar terms and phrases, including references to assumptions. Forward-looking statements in this press release relate to analyses and other information, which are based on forecasts of future results and estimates of amounts not yet determinable. In addition, these statements relate to the Company’s future prospects, developments and business strategies and include information regarding the Company’s improved credit quality trends and higher automobile origination growth and the Company’s shift towards a higher concentration of prime credit quality originations and automobile contracts. Forward-looking statements also include statements regarding the Company’s ability to profitably grow its business and its expectation to achieve specified earnings per share for 2004.

These statements are subject to uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond its control, that could cause actual results to differ materially from those expressed in or implied by these forward-looking statements. In particular, there can be no assurances that improved credit quality trends, automobile origination growth, improved credit loss experience or other operational improvements identified in this press release will continue in future periods.

The following factors are among those that may cause actual results to differ materially from the forward-looking statements: changes in general economic and business conditions; interest rate fluctuations, including hedging activities; the Company’s financial condition and liquidity, as well as future cash flow and earnings and the level of operating expenses; competition; the effect, interpretation, or application of new or existing laws, regulations, court decisions and significant litigation; and the level of chargeoffs on the automobile contracts that the Company originates.

A further list of these risks, uncertainties and other matters can be found in the Company’s filings with the Securities and Exchange Commission. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, the Company’s actual results may vary materially from those expected, estimated or projected. The information contained in this press release is as of January 21, 2004. The Company assumes no obligation to update any forward-looking statements to reflect future events or circumstances.

WFS FINANCIAL INC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	For the Three Months		For the Twelve Months
	Ended December 31,		Ended December 31,

	2003	2002	2003	2002

	(Dollars in thousands, except per share amounts)
Interest income:
Loans, including fees	$232,369	$227,635	$982,946	$809,663
Other	2,574	3,230	10,058	10,786

TOTAL INTEREST INCOME	234,943	230,865	993,004	820,449
Interest expense:
Notes payable on automobile secured financing	76,681	87,024	349,359	312,515
Other	10,309	11,105	42,042	36,997

TOTAL INTEREST EXPENSE	86,990	98,129	391,401	349,512

NET INTEREST INCOME	147,953	132,736	601,603	470,937
Provision for credit losses	69,578	85,607	233,800	249,093

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	78,375	47,129	367,803	221,844
Noninterest income:
Automobile servicing	30,952	26,171	119,015	110,798
Gain on sale of contracts			18,725
Other	860	2,175	4,758	8,504

TOTAL NONINTEREST INCOME	31,812	28,346	142,498	119,302
Noninterest expense:
Salaries and employee benefits	38,321	28,540	149,829	123,821
Credit and collections	8,933	9,541	35,448	35,960
Data processing	3,837	4,790	16,659	17,402
Occupancy	3,343	3,426	13,383	12,995
Other	8,280	5,958	26,075	22,726

TOTAL NONINTEREST EXPENSE	62,714	52,255	241,394	212,904

INCOME BEFORE INCOME TAX	47,473	23,220	268,907	128,240
Income tax	18,836	5,189	106,519	46,152

NET INCOME	$28,637	$18,031	$162,388	$82,090

Earnings per common share:
Basic	$0.70	$0.44	$3.96	$2.06

Diluted	$0.70	$0.44	$3.95	$2.05

Weighted average number of common shares outstanding:
Basic	41,032,393	41,020,020	41,026,067	39,945,285

Diluted	41,078,684	41,065,015	41,069,263	39,993,524

WFS FINANCIAL INC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	(Unaudited)
	December 31, 2003	December 31, 2002

	(Dollars in thousands)
ASSETS
Cash and due from banks	$843,235	$715,807
Restricted cash	245,399	71,763
Contracts receivable	8,716,268	7,975,503
Allowance for credit losses	(239,697)	(227,673)

Contracts receivable, net	8,476,571	7,747,830
Amounts due from trusts		101,473
Premises and equipment, net	29,206	32,084
Other	174,349	192,509

TOTAL ASSETS	$9,768,760	$8,861,466

LIABILITIES
Lines of credit – parent	$21,811	$62,048
Notes payable on automobile secured financing	8,157,601	7,394,943
Notes payable – parent	400,820	408,010
Amounts held on behalf of trustee	243,072	298,863
Other	126,587	63,070

TOTAL LIABILITIES	8,949,891	8,226,934
SHAREHOLDERS’ EQUITY
Common stock (no par value; authorized 50,000,000 shares; issued and outstanding 41,033,901 shares in 2003 and 41,020,033 shares in 2002)	338,291	338,186
Paid-in capital	6,280	5,372
Retained earnings	507,188	344,800
Accumulated other comprehensive loss, net of tax	(32,890)	(53,826)

TOTAL SHAREHOLDERS’ EQUITY	818,869	634,532

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$9,768,760	$8,861,466

The following table presents information relative to the average balances and interest rates on an owned basis for the periods indicated:

	For the Three Months Ended December 31,

	2003			2002

	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate

	(Dollars in thousands)
Interest earning assets:
Contracts receivable (1)	$8,416,748	$232,369	10.95%	$7,632,367	$227,635	11.83%
Investment securities	931,902	2,574	1.10	795,144	3,230	1.61

Total interest earning assets	$9,348,650	234,943	9.97%	$8,427,511	230,865	10.87%

Interest bearing liabilities:
Lines of credit — parent	$22,941	126	2.18%	$69,665	470	2.68%
Notes payable — parent	400,820	9,924	9.90	417,908	10,306	9.86
Notes payable on automobile secured financing	7,698,384	76,681	3.98	6,966,034	87,024	4.99
Other	267,555	259	0.39	359,420	329	0.37

Total interest bearing liabilities	$8,389,700	86,990	4.15%	$7,813,027	98,129	5.02%

Net interest income and interest rate spread		$147,953	5.82%		$132,736	5.85%

Net yield on average interest earning assets			6.33%			6.30%

	For the Twelve Months Ended December 31,

	2003			2002

	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate

	(Dollars in thousands)
Interest earning assets:
Contracts receivable (1)	$8,721,637	$982,946	11.27%	$6,593,267	$809,663	12.28%
Investment securities	838,285	10,058	1.20	607,504	10,786	1.78

Total interest earning assets	$9,559,922	993,004	10.39%	$7,200,771	820,449	11.39%

Interest bearing liabilities:
Lines of credit — parent	$43,532	993	2.28%	$111,382	3,049	2.74%
Notes payable — parent	402,947	39,888	9.90	335,811	32,751	9.75
Notes payable on automobile secured financing	8,215,265	349,359	4.25	5,933,992	312,515	5.27
Other	189,555	1,161	0.61	444,214	1,197	0.27

Total interest bearing liabilities	$8,851,299	391,401	4.42%	$6,825,399	349,512	5.12%

Net interest income and interest rate spread		$601,603	5.97%		$470,937	6.27%

Net yield on average interest earning assets			6.29%			6.54%

(1)	For the purpose of these computations, nonaccruing contracts are included in the average amounts outstanding.

WFS FINANCIAL AND SUBSIDIARIES
OTHER FINANCIAL DATA AND STATISTICAL SUMMARY

	Q4 2003	Q3 2003	Q2 2003	Q1 2003	Q4 2002
	(Dollars in thousands, except per share amounts and number of accounts)

Earnings:
Net interest income	$147,953	$157,420	$154,410	$141,820	$132,736
Provision for credit losses	69,578	24,551	66,876	72,795	85,607
Noninterest income	31,812	49,855	29,807	31,024	28,346
Noninterest expense	62,714	57,563	61,924	59,193	52,255

Income before taxes	47,473	125,161	55,417	40,856	23,220
Income taxes	18,836	49,610	21,832	16,241	5,189

Net income	$28,637	$75,551	$33,585	$24,615	$18,031

Equity:
Earning per share – basic	$0.70	$1.84	$0.82	$0.60	$0.44
Earning per share – diluted	$0.70	$1.84	$0.82	$0.60	$0.44
Book value per share (period end) (1)	$20.76	$20.04	$18.20	$17.38	$16.78
Stock price per share (period end)	$42.46	$37.03	$33.35	$19.39	$20.91
Total equity to assets (1)	8.72%	8.86%	7.29%	7.29%	7.77%
Return on average equity (1)	13.69%	38.45%	18.37%	14.10%	10.69%
Average shares outstanding – diluted	41,078,684	41,076,405	41,070,904	41,065,341	41,065,015
Loan Portfolio:
Automobile contracts purchased	$1,356,505	$1,683,402	$1,586,616	$1,352,053	$1,211,016
Automobile contracts managed (period end)	$10,596,665	$10,476,948	$10,049,965	$9,650,229	$9,389,974
Number of accounts managed (period end)	826,122	818,125	796,688	775,090	757,269
Average automobile contracts managed	$10,549,972	$10,284,067	$9,839,661	$9,533,314	$9,366,392
Return on average automobile contracts (2)	1.09%	2.94%	1.37%	1.03%	0.77%
Credit Quality:
Delinquency rate (30+ days)	2.90%	2.70%	2.75%	2.41%	3.50%
Repossessions to total contracts	0.10%	0.11%	0.09%	0.11%	0.18%
Net chargeoffs (annualized)	2.64%	2.58%	2.33%	2.86%	3.34%
Allowance to automobile contracts	2.75%	2.75%	2.78%	2.75%	2.85%
Operations:
Total assets	$9,268,760	$9,276,534	$10,234,651	$9,776,594	$8,861,466
Noninterest expense to average contracts	2.38%	2.24%	2.52%	2.48%	2.23%

(1)	Excludes other comprehensive income.

(2)	Net income (annualized) divided by average automobile contracts managed.

WFS FINANCIAL INC AND SUBSIDIARIES
CUMULATIVE STATIC POOL LOSS CURVES (UNAUDITED)
AT DECEMBER 31, 2003

Period (1)	1999-B	2000-A	2000-B	2000-C(3)	2000-D	2001-A	2001-B(3)	2001-C	2002-1	2002-2	2002-3	2002-4	2003-1	2003-2	2003-3(3)	2003-4

1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.04%	0.03%	0.02%	0.04%	0.04%	0.03%	0.03%	0.04%	0.01%	0.00%	0.02%	0.02%	0.01%	0.00%	0.00%	0.01%
3	0.11%	0.10%	0.09%	0.13%	0.11%	0.09%	0.10%	0.09%	0.06%	0.03%	0.06%	0.07%	0.04%	0.02%	0.02%
4	0.26%	0.20%	0.24%	0.27%	0.24%	0.20%	0.21%	0.20%	0.15%	0.10%	0.14%	0.16%	0.11%	0.06%	0.06%
5	0.47%	0.36%	0.39%	0.46%	0.39%	0.33%	0.33%	0.35%	0.29%	0.18%	0.27%	0.26%	0.18%	0.14%	0.13%
6	0.66%	0.55%	0.59%	0.65%	0.54%	0.50%	0.50%	0.49%	0.43%	0.32%	0.44%	0.38%	0.29%	0.25%
7	0.87%	0.71%	0.78%	0.81%	0.74%	0.70%	0.69%	0.65%	0.60%	0.49%	0.57%	0.50%	0.41%	0.36%
8	1.00%	0.91%	0.99%	0.93%	0.93%	0.84%	0.87%	0.81%	0.84%	0.66%	0.70%	0.61%	0.53%	0.48%
9	1.13%	1.10%	1.17%	1.07%	1.13%	1.04%	1.05%	0.95%	1.06%	0.82%	0.82%	0.78%	0.66%
10	1.24%	1.27%	1.33%	1.24%	1.34%	1.24%	1.22%	1.07%	1.28%	0.96%	0.96%	0.94%	0.80%
11	1.35%	1.45%	1.44%	1.41%	1.50%	1.45%	1.36%	1.20%	1.48%	1.10%	1.10%	1.08%	0.93%
12	1.44%	1.58%	1.57%	1.62%	1.74%	1.67%	1.53%	1.37%	1.67%	1.26%	1.24%	1.28%
13	1.58%	1.73%	1.72%	1.86%	1.95%	1.90%	1.67%	1.55%	1.82%	1.39%	1.38%	1.43%
14	1.74%	1.85%	1.86%	2.04%	2.21%	2.09%	1.81%	1.74%	1.99%	1.51%	1.53%	1.59%
15	1.85%	2.00%	2.04%	2.25%	2.48%	2.25%	2.00%	1.97%	2.14%	1.68%	1.70%
16	2.03%	2.15%	2.24%	2.45%	2.71%	2.41%	2.19%	2.16%	2.27%	1.83%	1.88%
17	2.16%	2.37%	2.39%	2.68%	2.89%	2.54%	2.37%	2.36%	2.45%	1.99%	2.03%
18	2.30%	2.52%	2.55%	2.88%	3.08%	2.73%	2.60%	2.59%	2.62%	2.16%
19	2.42%	2.67%	2.73%	3.08%	3.22%	2.93%	2.80%	2.78%	2.80%	2.31%
20	2.50%	2.83%	2.93%	3.23%	3.40%	3.11%	3.01%	2.95%	2.99%	2.46%
21	2.58%	2.99%	3.12%	3.38%	3.59%	3.34%	3.19%	3.14%	3.15%
22	2.67%	3.16%	3.27%	3.54%	3.78%	3.54%	3.34%	3.29%	3.31%
23	2.77%	3.34%	3.38%	3.67%	3.96%	3.72%	3.49%	3.41%
24	2.87%	3.49%	3.52%	3.83%	4.18%	3.92%	3.62%	3.57%
25	3.01%	3.63%	3.63%	4.00%	4.41%	4.10%	3.75%	3.73%
26	3.14%	3.75%	3.73%	4.16%	4.58%	4.23%	3.87%	3.88%
27	3.16%	3.86%	3.84%	4.35%	4.79%	4.36%	4.00%	4.04%
28	3.29%	3.97%	3.97%	4.50%	4.96%	4.47%	4.15%	4.20%
29	3.40%	4.09%	4.11%	4.64%	5.08%	4.56%	4.28%	4.35%
30	3.50%	4.21%	4.26%	4.79%	5.22%	4.67%	4.40%
31	3.61%	4.33%	4.40%	4.92%	5.34%	4.81%	4.52%
32	3.68%	4.47%	4.50%	5.02%	5.44%	4.92%	4.64%
33	3.74%	4.59%	4.61%	5.12%	5.54%	5.04%
34	3.81%	4.68%	4.70%	5.22%	5.66%	5.13%
35	3.87%	4.79%	4.78%	5.29%	5.76%	5.24%
36	3.91%	4.86%	4.85%	5.38%	5.86%
37	3.97%	4.93%	4.94%	5.47%	5.97%
38	4.03%	5.01%	4.99%	5.53%	6.04%
39	4.09%	5.08%	5.05%	5.62%
40	4.13%	5.13%	5.12%	5.68%
41	4.18%	5.18%	5.18%	5.75%
42	4.23%	5.24%	5.23%
43	4.28%	5.29%	5.27%
44	4.33%	5.34%	5.31%
45	4.35%	5.37%
46	4.38%	5.42%
47	4.39%
48	4.41%
49	4.43%
50	4.44%
51	4.46%
52	4.48%
53	4.49%
54	4.50%
Prime Mix (2)	70%	68%	69%	68%	68%	71%	71%	76%	70%	87%	85%	80%	80%	82%	84%	82%

(1)	Represents the number of months since the inception of the securitization.

(2)	Represents the original percentage of prime automobile contracts securitized within each pool.

(3)	Represents loans sold to Westcorp in whole loan sales and subsequently securitized by Westcorp. WFS manages these contracts pursuant to an agreement with Westcorp and the securitization trust.